                                                                      EXHIBIT A

                                    AGREEMENT

         The undersigned agree that this Schedule 13D relating to the Common Stock of Foothill Independent Bancorp shall be filed on behalf of each of the undersigned.

Dated:  February 17, 1999



                                            BASSWOOD PARTNERS, L.L.C.

                                            By:______________________________
                                               Name: Matthew Lindenbaum
                                               Title:  Managing Member



                                           By:_______________________________
                                              Name: Bennett Lindenbaum
                                              Title: Managing Member